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                                                                    EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Pride International, Inc.
                  Post-Effective Amendment No. 1 to Registration Statement on Form S-3

         We are aware that our reports dated May 8, 2001, August 8, 2001 and November 12, 2001 on our review of interim financial information of Pride International, Inc. (the "Company") as of March 31, 2001, June 30, 2001 and September 30, 2001, respectively, and for each of the three-month periods ended March 31, 2001 and 2000, for each of the three-month and six-month periods ended June 30, 2001 and 2000 and for each of the three-month and nine-month periods ended September 30, 2001 and 2000 and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 are incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-44925). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of this Registration Statement prepared or certified by us within the meanings of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP

Houston, Texas
December 21, 2001